INDEMNITY ESCROW AND STOCK PLEDGE AGREEMENT


THIS INDEMNITY ESCROW AND STOCK PLEDGE AGREEMENT (the "ESCROW AGREEMENT") is made as of October 7, 1997, by and among The Profit Recovery Group International, Inc., a Georgia corporation ("PRG"), Clinton McKellar, Jr. acting as Agent ("Mandataire") in the name of and on behalf of PRG France SA, a French societe anonyme in the process of formation at the date hereof ("AGENT") (which expression shall on formation of PRG France SA mean PRG France SA), PRG Agent and PRG France SA being together called the "PURCHASERS", which expression includes each or any of them and Marc Eisenberg and Eric Eisenberg ("PRINCIPALS") and Banque Internationale a Luxembourg SA of 69, route d'Esch, L-1470 Luxembourg ("BIL") formerly stockholders of Financiere Alma SA ("ALMA") and Alma Intervention SA ("AI"), Arnall Golden & Gregory, LLP as interim escrow agent hereunder ("INTERIM ESCROW AGENT") and the Permanent Escrow Agent as provided for below (the term "Escrow Agent" referring herein either to Interim Escrow Agent or to Permanent Escrow Agent, as appropriate.


                                   WITNESSETH:


In this Recital capitalized terms have the same meaning as agreed in clause 1 below. Whereas, Purchasers have acquired or agreed to acquire all the shares of Alma and AI pursuant to All the Agreements dated 7 October, 1997 among Purchasers, the Principals and the other stockholders of Alma and AI (including
BIL). This Escrow Agreement is entered into by Purchasers, the Principals, BIL and Interim Escrow Agent (i) in accordance with section 7 of the Warranty Agreement, pursuant to which the Principals agreed to pledge and deposit certain of the Stock (as defined in the Warranty Agreement) in escrow (with Interim
Escrow Agent agreeing to serve hereunder only on an interim basis until a permanent escrow agent is selected by other parties hereto and enters into a successor escrow agreement, but in no event for a period ending after 15
January, 1998 (the "INTERIM ESCROW PERIOD") all as provided in Section 10 hereof) and (ii) in accordance with the BIL Sale Agreement whereby, BIL agreed to pledge and deposit the Stock as defined in the BIL Sale Agreement, in each case to secure certain indemnity obligations of the Principals to Purchasers in accordance with the provisions of the Warranty Agreement and the Indemnity Agreement.

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                                   AGREEMENT:



In consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



1.     Capitalized Terms

       Except as otherwise specifically defined in this Escrow Agreement, the capitalized terms used herein shall have the meanings given such terms in the Warranty Agreement, the "BIL SALE AGREEMENT" means the sale agreement between BIL and the Purchasers referred to in Recital (C) of the Warranty Agreement, the "PRINCIPALS SALE AGREEMENT" means the sale agreement between the Principals and the Purchaser referred to in Recital (C) of the Warranty Agreement and the "INDEMNITY AGREEMENT" means the Indemnity Agreement made between the Purchaser and Marc Eisenberg and dated as of the date of this Escrow Agreement. Copies of all of such agreements are attached hereto.



2.     Deposit of Shares

       (a) To secure the satisfaction of Principals' obligations under the Warranty Agreement and the Indemnity Agreement and hereunder and to secure the rights of Purchasers under the Warranty Agreement and the Indemnity Agreement and hereunder, the Principals and BIL hereby grant to Escrow Agent as bailee for the purpose of holding and perfecting for Purchasers a lien upon, security interest in and security title to, and hereby assign, transfer and pledge to Escrow Agent as such bailee for Purchasers to hold in escrow pursuant to the terms hereof, 532 049 shares of the Stock received by the Principals pursuant to the Principals Sale Agreement and by BIL pursuant to the BIL Sale Agreement. Such shares so deposited with Escrow Agent less any shares set aside or transferred pursuant to the terms hereof are hereinafter referred to as the "ESCROW SHARES". The Escrow Shares shall be held and disposed of in accordance with the terms of this Escrow Agreement. The parties hereto acknowledge that the Principals and BIL hereby grant to Escrow Agent as bailee for Purchasers, and Escrow Agent as bailee for Purchasers has, all of the rights and remedies granted pursuant to this Escrow Agreement or given to a secured party under the Uniform Commercial Code of Georgia.

       (b) Interim Escrow Agent hereby irrevocably appoints Ashurst Morris Crisp of Paris as its agent to accept possession of the Escrow Shares at Completion and to deliver promptly and under separate cover the related stock powers, to Interim Escrow Agent by an internationally recognized air courier service. Each certificate evidencing any of the Escrow Shares shall be deposited with Interim Escrow Agent and shall have attached thereto a stock power duly executed in blank by the Principals and BIL as appropriate, in proper form to permit the transfer of the Escrow Shares represented thereby on the books of PRG if the conditions for such transfer are met pursuant to the terms hereof. The Principals and BIL shall not assign, pledge or transfer in any manner their interests in the Escrow Shares during the term of this Escrow Agreement. The Escrow Shares shall continue to be registered in the name of the Principals or BIL, as appropriate, unless they are transferred to Purchasers in accordance with the terms of this Escrow Agreement.


3.     Indemnification Claims Against Escrow Shares

       (a) During the term hereof, if Purchasers determine that they are entitled to indemnification pursuant to the Warranty Agreement or the Indemnity Agreement, Purchasers shall give written notice (the "CLAIM NOTICE") to the Escrow Agent, the Principals and BIL that Purchasers are entitled to payment of such Claim and seek transfer to PRG of all or a portion of the Escrow Shares. The Claim Notice shall state the basis for the Claim and the amount of the Claim (which amount converted to US Dollars in accordance with the Warranty Agreement as of the date of the Claim Notice in the case of Section 3 (a), (b) or (d), or the date as of which Market Value is determined in the case of Section 3 (e) hereof, is referred to herein as the "CLAIM AMOUNT"). The Principals and BIL shall provide written confirmation to Purchasers and Escrow Agent of the dates of receipt by each Principal and BIL of the Claim Notice; provided, however, that any refusal or failure by the Principals or BIL to provide such written confirmation shall not affect the release of the Escrow Shares pursuant to the provisions of Section 3 hereof. Further, if Escrow Agent has not received any written confirmation from the Principals or BIL of the first date on which a Principal or BIL received such Claim Notice, then Escrow Agent may rely on reasonable evidence supplied by Purchasers as to such first date of receipt of such Claim Notice by a Principal.

       (b) If a Claim Notice is given during the Interim Escrow Period and Escrow Agent does not receive, within 20 business days after such Claim Notice was first received by either a Principal or BIL (the "DISPUTE NOTICE PERIOD"), a notice from either or both of the Principals or BIL (the "DISPUTE NOTICE") stating that a dispute exists relating to the Claim Notice (a "DISPUTED CLAIM") and the basis of such dispute, Escrow Agent shall promptly thereafter release from escrow for transfer to Purchasers that number of Escrow Shares equal to the quotient of (1) the Claim Amount, divided by (2) the average closing sale price per share of Stock (as reported in The Wall Street Journal) for the last ten trading days immediately preceding the 21st business day after Interim Escrow Agent's receipt of the relevant Claim Notice.

       (c) If Escrow Agent receives a Dispute Notice within the Dispute Notice Period , Escrow Agent shall promptly notify Purchasers and BIL to that effect and continue to hold the Escrow Shares subject to a Disputed Claim in accordance with this Escrow Agreement and Purchasers, Principals and BIL shall resolve the Dispute either by agreement or in accordance with the procedure for arbitration set forth in Section 7 of the Warranty Agreement or Section 6 of the Indemnity Agreement as appropriate.

       (d) Except for transfers of Escrow Shares pursuant to clause 3 (b) above, the Escrow Shares shall be transferred to PRG or released to the Principals or BIL by Escrow Agent as follows:

              (1) If Purchasers obtain a final arbitration award in favor of Purchasers in respect of any Disputed Claims (the "PRG ARBITRATION AWARD") and Purchasers furnish Escrow Agent with a copy of such award bearing the enforcement stamp issued by any relevant jurisdiction where such enforcement may be sought, then Escrow Agent shall promptly release from escrow for transfer to Purchasers that number of Escrow Shares equal to the quotient of:

                            (x) the PRG Arbitration Award converted to US dollars in accordance with the Warranty Agreement or in the Indemnity Agreement as of the date of such final award, divided by (y) the average closing sale price per share of the Stock in US Dollars for the last ten trading days immediately preceding the date of the PRG Arbitration Award.

              (2) If the Principals and BIL and Purchasers jointly instruct Escrow Agent on any release and/or transfer of all or any portion of the Escrow Shares, Escrow Agent shall act in accordance with such instruction.

       (e)    (1)    On    the    first   business  day   following  the   first
                     anniversary  of the  Completion  Date,  Escrow  Agent shall promptly as soon as possible  thereafter  release  from the
                     Escrow  Agreement and deliver to the  Principals and BIL in the proportions in which they deposited  Escrow Shares with
                     Escrow  Agent the number of Escrow  Shares which equals 15%
                     of the initial number of Escrow Shares  deposited in escrow with the Escrow  Agent  pursuant to this  Escrow  Agreement less (i) the number of Escrow Shares released to Purchasers pursuant to either 3 (b) or 3 (d) above provided,  however, that in no event shall Escrow  Shares be released  from the
                     Escrow  Agreement  to the extent  that the number of Escrow
                     Shares  remaining  subject to the Escrow Agreement shall be less than that  number  determined  by  dividing  the Claim
                     Amounts with  respect to any Disputed  Claims by the Market
                     Value.  For the  purpose  of this  clause 3 (e) (1)  Market
                     Value  shall  mean the  average  closing  sale price of PRG
                     Common Stock (as  reported in the Wall Street  Journal) for the last ten trading days  immediately  preceding the first
                     business  day  following  the  first   anniversary  of  the
                     Completion Date.

              (2) On the first business day following the second anniversary of the Completion Date, Escrow Agent shall promptly as soon as possible thereafter release from the Escrow Agreement and deliver to the Principals the number of Escrow Shares which equals 15% of the initial number of Escrow Shares deposited in escrow with the Escrow Agent pursuant to this Escrow Agreement less (i) the number of Escrow Shares released to Purchasers pursuant to either 3 (b) or 3 (d) above provided, however, that in no event shall Escrow Shares be released from the Escrow Agreement to the extent that the number of Escrow Shares remaining subject to the Escrow Agreement shall be less than that number determined by dividing the Claim Amounts with respect to any Disputed Claims by the Market Value. For the purpose of this Clause 3 (e) (2) Market Value shall mean the average closing sale price of PRG Common Stock (as reported in the Wall Street Journal) for the last ten trading days immediately preceding the first business day following the second anniversary of the Completion Date.

              (3) On the first business day following the third anniversary of the Completion Date, Escrow Agent shall promptly as soon as possible thereafter release from the Escrow Agreement and deliver to the Principals the number of Escrow Shares which equals 20% of the initial number of Escrow Shares deposited in escrow with the Escrow Agent pursuant to this Escrow Agreement less (i) the number of Escrow Shares released to Purchasers pursuant to either 3 (b) or 3 (d) above provided, however, that in no event shall Escrow Shares be released from the Escrow Agreement to the extent that the number of Escrow Shares remaining subject to the Escrow Agreement shall be less than that number determined by dividing the Claim Amounts with respect to any Disputed Claims by the Market Value. For the purpose of this Clause 3 (e) (3) Market Value shall mean the average closing sale price of PRG Common Stock (as reported in the Wall Street Journal) for the last ten trading days immediately preceding the first business day following the third anniversary of the Completion Date.

              (4) On the first business day following the fourth anniversary of the Completion Date, Escrow Agent shall promptly as soon as possible thereafter release from the Escrow Agreement and deliver to the Principals the number of Escrow Shares which equals 30% of the initial number of Escrow Shares deposited in escrow with the Escrow Agent pursuant to this Escrow Agreement less (i) the number of Escrow Shares released to Purchasers pursuant to either 3 (b) or 3 (d) above provided, however, that in no event shall Escrow Shares be released from the Escrow Agreement to the extent that the number of Escrow Shares remaining subject to the Escrow Agreement shall be less than that number determined by dividing the Claim Amounts with respect to any Disputed Claims by the Market Value. For the purpose of this Clause 3 (e) (4) Market Value shall mean the average closing sale price of PRG Common Stock (as reported in the Wall Street Journal) for the last ten trading days immediately preceding the first business day following the fourth anniversary of the Completion Date.

              (5) On the first business day following the fifth anniversary of the Completion Date, Escrow Agent shall promptly as soon as possible thereafter release from the Escrow Agreement and deliver to the Principals the remaining number of Escrow Shares less the number of Escrow Shares determined by dividing the Claim Amounts with respect to any Disputed Claim by the Market Value provided, however, that in no event shall Escrow Shares be released from the Escrow Agreement to the extent that the number of Escrow Shares remaining subject to the Escrow Agreement shall be less than that number determined by dividing the Claim Amounts with respect to any Disputed Claims by the Market Value. For the purpose of this Clause 3 (e) (5) Market value shall mean the average closing sale price of PRG Common Stock (as reported in the Wall Street Journal) for the last ten trading days immediately preceding the first business day following the fifth anniversary of the Completion Date.

              (6) Thereafter, upon resolution of each Disputed Claim Escrow Agent shall promptly as soon as possible thereafter release from the Escrow Agreement and deliver to the Principals the remaining number of Escrow Shares less the number of Escrow Shares determined by dividing the Claim Amount with respect to a Disputed Claim by the Market Value provided, however, that in no event shall Escrow Shares be released from the Escrow Agreement to the extent that the number of Escrow
                     Shares remaining subject to the Escrow Agreement shall be less than that number determined by dividing the Claim Amounts with respect to any Disputed Claims by the Market Value. For the purpose of this Clause 3 (e) (6) Market Value shall mean the average closing sale price of PRG Common Stock (as reported in the Wall Street Journal) for the last ten trading days immediately preceding the first business day following the communication of the resolution of such Disputed Claim to the Escrow Agent.

       (f) All stock amounts shall be adjusted for any stock splits or stock dividends as notified by PRG to Escrow Agent and the Principals.


    4.   Voting:  Dividends and Other Distributions;  Issued and Outstanding

       (a) Prior to the release from escrow of any shares of PRG Common Stock constituting the Escrow Shares pursuant to the terms of this
              Escrow Agreement, all ownership, voting and cash dividend rights in such Escrow Shares shall belong to the Principals and BIL. The Principals and BIL shall be entitled to retain all cash or other taxable dividends paid or distributed on or in respect of the shares of PRG Common Stock constituting the Escrow Shares, other than dividends payable in PRG Common Stock and PRG Common Stock issued as a result of a stock split. The Principals and BIL hereby agree to deliver to Interim Escrow Agent promptly upon receipt thereof, to be held in escrow subject to the terms of this Escrow Agreement, all dividends in PRG Common Stock received in respect of the Escrow Shares and all PRG Common Stock issued as a result of a stock split received in respect of the Escrow Shares, together with stock powers duly executed in blank by the Principals and BIL, in proper form to permit the transfer of the shares represented thereby on the books of PRG. All such shares shall be distributed by Interim Escrow Agent in the same manner as the Escrow Shares in respect of which they were issued.

       (b) PRG acknowledges and agrees that the Escrow Shares are duly issued and outstanding on its books for all purposes.



    5.   Joint Notices

         If at any time Escrow Agent shall receive a notice signed jointly by Purchasers, Principals and BIL containing instructions to Escrow Agent regarding the disposition of the Escrow Shares or any matter related thereto, Escrow Agent shall comply with such instructions. Similarly, if at any time Escrow Agent shall receive a notice signed by Purchasers, Principals and BIL that this Escrow Agreement has been terminated and containing instructions for releasing the then remaining number Escrow Shares from the Escrow Agreement, Escrow Agent shall act in accordance with the instructions contained in such notice and upon such release this Escrow Agreement shall be deemed terminated and Escrow Agent shall be released and discharged from all further obligations hereunder.

    6.   Ministerial Duties of Escrow Agent

         It is understood and agreed that the duties of Escrow Agent hereunder are purely ministerial in nature and that Escrow Agent shall not be liable for any error of judgment, fact or law, or any act done or omitted to be done except for its own willful misconduct or gross negligence. With respect to the Warranty Agreement, the Escrow Agent shall not be required to determine whether an event or condition thereunder has occurred, been met or satisfied, or as to whether a provision of the Warranty Agreement has been complied with, or as to whether sufficient evidence of the event or condition or compliance with the provision has been furnished to it. No action in compliance with the terms of this Escrow Agreement shall subject the Escrow Agent to any claim, liability or obligation whatsoever, even if it shall be found that such determination was improper or incorrect, provided only, that Escrow Agent shall not have been guilty of willful misconduct or gross negligence in making such determination.


    7.   Genuineness:  Validity

         Escrow Agent shall not be responsible for the genuineness or validity of any document or item deposited with it or any notice or instruction given to it, and it is fully protected in acting in accordance with any written instruction or instrument given to it, and reasonably believed by it to have been signed by the proper parties.



    8.   Conflicting instructions

         If at any time Escrow Agent shall receive conflicting notices, claims, demands or instructions with respect to the Escrow Amount, or if for any other reason it shall be unable in good faith to determine the party or parties entitled to receive the Escrow Shares, or any part thereof, Escrow Agent may (i) hold the Escrow Shares pending resolution of the dispute by mutual agreement of the Purchasers, Principals and BIL or by a final, unappealable order of court of competent jurisdiction or award of an arbitrator, whereupon Interim Escrow Agent shall make such disposition in accordance with such instructions, order or award or (ii) tender the Escrow Shares into the registry or custody of any court of competent jurisdiction, together with such legal pleadings as it may deem appropriate, and thereupon be discharged from all further duties and liabilities under this Escrow Agreement. Any such legal action may be brought in such court as the Escrow Agent may determine to have jurisdiction thereof.


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

    9.   Resignation of Escrow Agent

         Escrow Agent may resign at any time prior to the end of the term hereof upon giving the parties hereto thirty (30) calendar days' prior written notice to that effect. In such event, the successor shall be such person, firm or corporation as shall be mutually selected by Purchasers, Principals and BIL. It is understood and agreed that such resignation shall not be effective until a successor agrees to act hereunder; provided, however, if no successor is appointed and acting hereunder within thirty (30) days after such notice is given, Escrow Agent may deliver the then remaining Escrow Shares into a court of competent jurisdiction.


    10.  Permanent Escrow Agent

         On or before the end of the Interim Escrow Period, Purchasers, Principals and BIL shall select a successor escrow agent ("PERMANENT ESCROW AGENT"). Upon the expiration of the Interim Escrow Period (or such earlier date as such Permanent Escrow Agent has executed and delivered a copy of this Escrow Agreement to the parties hereto) Interim Escrow Agent shall deliver the then remaining Escrow Shares to such Permanent Escrow Agent, from and after which delivery Interim Escrow Agent shall be discharged from any further duties and liabilities hereunder. If no Permanent Escrow Agent has executed and delivered a copy of this Escrow Agreement to the parties hereto prior to the expiration of the Interim Escrow Period, Interim Escrow Agent may deliver the then remaining Escrow Shares into a court of competent jurisdiction, from and after which delivery Interim Escrow Agent shall be discharged from any further duties and liabilities hereunder.


    11.  Miscellaneous

       (a) Notices: All notices, requests, demands, claims or other communications hereunder will be in writing and shall be deemed duly given if personally delivered, sent by telefax, sent by a recognized international delivery service which guarantees at least second business daydelivery ("COURIER DELIVERY") or mailed by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

              If to  Principal:     To the address set forth for  Principals
                                    on the stockholder records of PRG's
                                    Transfer Agent

              with a copy to:       Wilinski & Scotto
                                    19, rue Marbeuf
                                    75008 Paris
                                    Attention:  Serge Wilinski
                                    Telefax:  01 53 53 97 98

              If to Purchasers:    The Profit Recovery Group International, Inc.
                                   2300 Windy Ridge Parkway, Suite 100 North
                                   Atlanta, GA 30339-8426
                                   Attention:  Clinton McKellar, Jr,
                                   Senior Vice President and General Counsel
                                   Telefax:  (770) 661-3034

              with a copy to:      Ashurst Morris Crisp
                                   22, rue de Marignan
                                   75008 Paris
                                   Attention:  Christopher Crosthwaite,
                                   Thomas Forschbach
                                   Telefax:  01 53 53 53 54

              If to Interim Escrow
              Agent:               Arnall Golden Gregory, LLP
                                   2800 One Atlantic Center
                                   1201 West Peachtree Street
                                   Atlanta, Georgia 30309-3450
                                   Attention:  Jonathan Golden, Esq.
                                   Telefax:  (404) 873-8701

              If to Permanent
              Escrow Agent:          [          ]

              or at such other address as any party hereto notifies the other parties hereof in writing. The parties hereto agree that notices or other communications that are sent in accordance herewith (i) by personal delivery or telefax, will be deemed received on the business day sent, (ii) by Courier Delivery, will be deemed received the second business day immediately following the date sent, and (iii) by mail, will be deemed received seven (7) business days immediately following the date sent. For purposes of this Escrow Agreement, a "business day" is a day on which PRG is open for business and shall not include a Saturday or Sunday or legal holiday. Notwithstanding anything to the contrary in this Escrow Agreement, no action shall be required of any party heretoexcept on a business day and in the event an action is required on a day which is not a business day, such action shall be required to be performed on the next succeeding day which is a business day.

       (b)    Counterparts:   This   Escrow   Agreement   may  be   executed  in
              counterparts, all of which taken together shall be deemed one original.

       (c) Entire Agreement: This Escrow Agreement contains the entire agreement among the parties with respect to the Escrow Shares. This Escrow Agreement may not be amended or supplemented, and no provision, hereof may be waived, except by an instrument in writing signed by all of the parties hereto. No waiver of any provision hereof by any party shall be deemed a continuing waiver of any matter by such party.

       (d) Rights Cumulative: The rights, powers and remedies given to Purchasers by this Escrow Agreement shall be in addition to all rights, powers and remedies given to Purchasers by virtue of any statute or rule of law and all such rights, powers and remedies are cumulative and not alternative, and may be exercised and enforced successively or concurrently. Any forebearance or failure or delay by Purchasers in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of Purchasers hereunder shall continue in full force and effect until such right, power and remedy is specifically waived by an instrument in writing executed by Purchasers.

       (e) Governing Law and Submission to Jurisdiction: Except as otherwise expressly provided herein, this Escrow Agreement shall be governed by and construed under the laws of the State of Georgia. Principal hereby agrees to submit to the jurisdiction of the courts of the State of Georgia and the federal courts within the State of Georgia and hereby appoints the Secretary of State of the State of Georgia as agent for the purpose of receiving service of process in respect of any proceeding in connection herewith. All claims in respect of or related to the Warranty Agreement or the Indemnity Agreement will be resolved in accordance with the procedure for arbitration set out in clauses 6 and 7 respectively of those agreements.

       (f) Permanent Escrow Agent Fee: the Permanent Escrow Agent shall be paid its fee and reasonable expenses by Purchasers and the Principals which shall be agreed upon by Permanent Escrow Agent, Purchasers, Principals and BIL and attached hereto upon execution hereof by Permanent Escrow Agent.

IN WITNESS WHEREOF, the undersigned have caused this Escrow Agreement to be duly executed at Broadwalk House, 5 Appold Street, London EC2A 2HA, as of the date first set forth above.





THE PROFIT RECOVERY GROUP INTERNATIONAL, INC.



By: /s/Clinton McKellar, Jr.
    -------------------------
       Clinton McKellar, Jr., Senior Vice President and General Counsel





PRG FRANCE SA


By: /s/ Clinton McKellar, Jr.
    ----------------------------------
        Clinton McKellar, Jr. (acting as Agent (mandataire)
        in the name of and on behalf of PRG France SA,
        in the process of being incorporated)




PRINCIPALS


/s/ Marc Eisenberg
----------------------------------
    Marc Eisenberg


/s/ Eric Eisenberg
----------------------------------
    Eric Eisenberg

BIL

BANQUE INTERNATIONALE A LUXEMBOURG SA



By:  /s/ Jean Bodoni





INTERIM ESCROW AGENT

ARNALL GOLDEN & GREGORY, LLP



/s/ Arnall Golden & Gregory, LLP





PERMANENT ESCROW AGENT*



By:  __________________________________

Its:  _________________________________